UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315
Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Eagle Pharmaceuticals, Inc., or the Company, held its 2017 annual meeting of stockholders, or the Annual Meeting, on June 20, 2017, at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the below proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A, or the 2017 Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 28, 2017.  The following sets forth the certified voting results, including the number of votes cast for and against each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter.

(i)                                     The stockholders elected two directors to serve as members of the Company’s board of directors until the 2020 annual meeting of stockholders.  The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven Ratoff	11,985,511	1,294,836	952,820
Douglas L. Braunstein	13,056,435	223,912	952,820

(ii)                                  The stockholders ratified the selection by the audit committee of the Company’s board of directors of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2017.  There were 14,149,433 votes cast for the proposal; 47,119 votes cast against the proposal; 36,615 abstentions; and there were no broker non-votes.

(iii)                               The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2017 Proxy Statement.  There were 8,355,389 votes cast for the proposal; 4,886,133 votes cast against the proposal; 38,825 abstentions; and there were 952,820 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: June 23, 2017	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer